Exhibit 10.1
AMENDMENT NO. 6 TO CREDIT AGREEMENT
     This AMENDMENT NO. 6 TO CREDIT AGREEMENT (this “Amendment”), dated as of February 20, 2009, is entered into by and among (1) AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company, JEFFBOAT LLC, a Delaware limited liability company, and ACL TRANSPORTATION SERVICES LLC, a Delaware limited liability company (formerly known as Louisiana Dock Company LLC) (each a “Borrower” and collectively, the “Borrowers”); (2) the Lenders (as defined in the Credit Agreement referred to below); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Security Trustee, L/C Issuer and Swing Line Lender, with respect to the following:
     A. The Borrowers, the Administrative Agent and the Lenders have previously entered into that certain Credit Agreement dated as of April 27, 2007 (as amended prior to the date hereof, the “Existing Credit Agreement” and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, including, but not limited to, by this Amendment, the “Credit Agreement”). Capitalized terms are used in this Amendment as defined in the Credit Agreement, unless otherwise defined herein.
     B. The Borrowers have requested certain amendments to the Existing Credit Agreement as set forth below.
     C. The Administrative Agent and the Lenders are willing to grant such requests on the terms and subject to the conditions set forth in this Amendment.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Effectiveness. The effectiveness of the provisions of Section 2 of this Amendment is subject to the satisfaction of the conditions further described in Section 3 of this Amendment.
          2. Amendments.
               (a) Acquired Person. On the terms and subject to the conditions of this Amendment, the definition of Acquired Person in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “Acquired Person” shall mean a Person or the assets of a Person or all or substantially all of the assets of a Person or identifiable business unit or division of a Person that is the subject of a Permitted Acquisition after the Closing Date.
               (b) Adjusted EBITDA. On the terms and subject to the conditions of this Amendment, the definition of Adjusted EBITDA in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting “, Permitted Acquisition or other acquisition approved by the Required Lenders” and substituting “or Permitted Acquisition” in lieu thereof.
               (c) Applicable Margin/Commitment Fee Percentage/Pricing Grid.

                    (i) Applicable Margin. On the terms and subject to the conditions of this Amendment, the definition of Applicable Margin in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “Applicable Margin” shall mean, with respect to:
     (i) each LIBOR Loan (and with respect to the calculation of Letter of Credit fees pursuant to Section 2.02(i)),
(A)	from February 20, 2009 to and including August 19, 2009, 5.50% per annum,

(B)	from August 20, 2009 to and including February 19, 2010, 6.00% per annum,

(C)	from February 20, 2010 to and including August 19, 2010, 6.50% per annum,

(D)	from August 20, 2010 to and including February 19, 2011, 7.00% per annum,

(E)	from and after February 20, 2011, 7.50% per annum, and
     (ii) each Base Rate Loan and any amount bearing interest based on the Base Rate,
(A)	from February 20, 2009 to and including August 19, 2009, 4.50% per annum,

(B)	from August 20, 2009 to and including February 19, 2010, 5.00% per annum,

(C)	from February 20, 2010 to and including August 19, 2010, 5.50% per annum,

(D)	from August 20, 2010 to and including February 19, 2011, 6.00% per annum,

(E)	from and after February 20, 2011, 6.50% per annum.
                    (ii) Commitment Fee Percentage. On the terms and subject to the conditions of this Amendment, the definition of Commitment Fee Percentage in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “Commitment Fee Percentage” shall mean, with respect to the Revolving Loan Commitments at any time, 0.75% per annum.

                    (iii) Pricing Grid. On the terms and subject to the conditions of this Amendment, the definition of Pricing Grid in Section 1.01 of the Existing Credit Agreement is hereby deleted.
                    (iv) For the avoidance of doubt, all accrued and unpaid interest, Letter of Credit fees and Commitment Fees outstanding prior to the Amendment Effective Date shall be calculated in accordance with the Existing Credit Agreement as in effect prior to the Amendment Effective Date for the period ending immediately prior to the Amendment Effective Date. On the terms and subject to the conditions of this Amendment, on the Amendment Effective Date, the existing $200,000,000 LIBOR Loan with an Interest Period ending on March 5, 2009 shall bear interest based on the updated Applicable Margin as set forth above and shall be reallocated among the Lenders based on the updated Revolving Loan Commitments set forth on Schedule I attached hereto and the Lenders hereby waive any notice requirements or amounts payable under Section 2.13 of the Credit Agreement applicable to such reallocation on the Amendment Effective Date.
               (d) Base Rate. On the terms and subject to the conditions of this Amendment, the definition of Base Rate in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “Base Rate” shall mean, on any day, the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate for the prior Business Day plus one and one-half percent (1.50%), (c) the One Month LIBOR Rate for such day (determined on a daily basis as set forth below) plus one and one-half percent (1.50%) and (d) five percent (5.00%). As used in this definition, “One Month LIBOR Rate” shall mean, with respect to any interest rate calculation for a Loan or other Obligation bearing interest at the Base Rate, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (a) the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any other generally recognized financial information service selected by the Administrative Agent, on the applicable day (provided that if such day is not a Business Day for which a LIBOR Rate is quoted, the next preceding Business Day for which a LIBOR Rate is quoted) at or about 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination, divided by (b) one minus the Reserve Requirement in effect on such day. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Administrative Agent’s reasonable discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the applicable day (provided that if such day is not a Business Day for which Dollar deposits are offered to the

Administrative Agent in the London or such offshore interbank eurodollar currency market, the next preceding Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market) at or about 11:00 a.m., London time (or as soon thereafter as practicable) (for delivery on such date of determination) for a one month term and in an amount approximately equal to the amount of such Loan or Obligation.
               (e) Confidential Information. On the terms and subject to the conditions of this Amendment, the definition of Confidential Information in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the phrase “and financial statements and information provided pursuant to Section 5.02(d)(ii)(E)” therefrom.
               (f) Credit Documents. On the terms and subject to the conditions of this Amendment, the definition of Credit Documents in Section 1.01 of the Existing Credit Agreement is hereby amended by adding “all documents for Lender Bank Products” after the phrase “the Administrative Agent’s Fee Letter,” and before the phrase “all other documents.”
               (g) Distributions. On the terms and subject to the conditions of this Amendment, the definition of Distributions in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting “solely in membership interests or shares of common stock” and substituting “solely in Equity Securities” in lieu thereof.
               (h) Indebtedness. On the terms and subject to the conditions of this Amendment, clauses (f) and (g) in the definition of Indebtedness in Section 1.01 of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:
               “(f) All net obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts on a marked to market basis (without giving effect to any cash collateral securing such obligations) minus the amount of cash collateral specifically securing any such obligations to the extent permitted by Section 5.02(b)(xx);
               (g) Intentionally Omitted;”
               (i) LIBOR Rate. On the terms and subject to the conditions of this Amendment, the definition of LIBOR Rate in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting “(a) the rate per annum appearing on the Telerate Page 3750 (or such other display screen as may replace Page 3750 on Telerate Access Service or any successor publication)” and substituting “(a) the greater of (1) 3.0% per annum and (2) the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any other generally recognized financial information service selected by the Administrative Agent,” in lieu thereof.
               (j) Maturity Date. On the terms and subject to the conditions of this Amendment, the definition of Maturity Date in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

               “Maturity Date” shall mean March 31, 2011.
               (k) Net Proceeds. On the terms and subject to the conditions of this Amendment, clause (a) of the definition of Net Proceeds in Section 1.01 of the Existing Credit Agreement is hereby amended by adding “reserves for taxes established in good faith by such Person until any unused reserves are no longer maintained in connection with such sale,” after the phrase “Affiliate of such Person,” and before the phrase “the reasonable legal expenses.”
               (l) Permitted Acquisition. On the terms and subject to the conditions of this Amendment, the definition of Permitted Acquisition in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
               “Permitted Acquisition” shall mean:
     (a) any acquisition that was consummated prior to December 31, 2008 and was permitted under Section 5.02(d)(ii) of this Agreement as in effect at the time such acquisition was consummated,
     (b) any acquisition described in this clause (b) that is expressly permitted after February 20, 2009 with the prior written consent of all the Lenders (which consent may be withheld for any reason or no reason in the sole and absolute discretion of all the Lenders) in the case of any acquisition where (I) the consideration paid or payable in cash by the Loan Parties in connection with such acquisition, when taken together with the consideration paid or payable in cash by the Loan Parties in connection with each other Permitted Acquisition consummated since February 20, 2009, exceeds $5,000,000 in the aggregate or (II) (x) any consideration in connection with such acquisition is paid or payable by the Loan Parties in property other than cash and (y) any Indebtedness is or will be assumed by one or more of the Loan Parties by contract, operation of law or otherwise in order to consummate such acquisition,
     (c) any other acquisition that is expressly permitted after February 20, 2009 with the prior written consent of the Required Lenders (which consent may be withheld for any reason or no reason in the sole and absolute discretion of the Required Lenders);
provided that in the case of an acquisition described in clause (b) or (c) the following conditions must also be satisfied:
(A) all conditions set forth in any such prior written consent;
(B) the property acquired (or the property of the target) in such acquisition is ancillary to, reasonably related to, or used or useful in, the same or a similar line of business as the Borrowers and their Subsidiaries;
(C) as of the date any such acquisition is consummated the Loan Parties shall have taken or agreed to take within a commercially reasonable period all requisite actions such that the Administrative Agent and the Security Trustee (as applicable) shall hold a perfected, first priority security interest in and lien on all of the assets acquired by a Borrower or a Guarantor in such transaction (including but not limited to the assets of the target of such acquisition, subject only to Permitted Liens and, if the target of such acquisition survives such transaction as a separate Subsidiary, any Equity Securities in such target to the extent required by Section 5.01(i)); and
(D) if the target of such acquisition remains a separate Subsidiary, all action required of the Loan Parties under Section 5.01(i) shall be completed substantially concurrently with the consummation of such acquisition or, if requested by the Administrative Agent, such target (and any Subsidiary of such target acquired as part of the acquisition) shall be a party to the Credit Documents as a borrower substantially concurrently with the consummation of such acquisition pursuant to documentation in form and substance satisfactory to the Administrative Agent.
               (m) Proposed Target. On the terms and subject to the conditions of this Amendment, the definition of Proposed Target in Section 1.01 of the Existing Credit Agreement is hereby deleted.
               (n) Relevant Sale. On the terms and subject to the conditions of this Amendment, the definition of Relevant Sale in Section 1.01 of the Existing Credit Agreement is hereby deleted.
               (o) Reserve Requirement. On the terms and subject to the conditions of this Amendment, the definition of Reserve Requirement in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Loan and any calculation of the One Month LIBOR Rate, the aggregate of the maximum of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term “reserve requirement” shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.
               (p) Total Revolving Loan Commitment; Schedule I.
                    (i) On the terms and subject to the conditions of this Amendment, the definition of Total Revolving Loan Commitment in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “Total Revolving Loan Commitment” shall mean, at any time, Four Hundred Seventy Five Million Dollars ($475,000,000) or, if such amount is reduced pursuant to Section 2.04(a) or (b), the amount to which so reduced and in effect at such time.

                    (ii) On the terms and subject to the conditions of this Amendment, Part A of Schedule I to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Attachment I attached hereto.
               (q) Deletion of 2 Month Interest Period/Additional Language. On the terms and subject to the conditions of this Amendment, Section 2.01(f)(i) of the Existing Credit Agreement is hereby amended by deleting “two (2),” therefrom. On the terms and subject to the conditions of this Amendment, Section 2.01(f)(i) of the Existing Credit Agreement is hereby amended by adding a new sentence at the end thereof as follows:
     “No LIBOR Loan shall be made or continued and no Base Rate Loan shall be converted to a LIBOR Loan which would cause the sum of (i) the aggregate amount of all LIBOR Loans having Interest Periods ending after any date the Total Revolving Loan Commitment is scheduled to be reduced pursuant to Section 2.04(b)(i)(A) or (B) and (ii) the undrawn amount of Letters of Credit expiring after such scheduled reduction date to be in excess of the amount of the Total Revolving Loan Commitment, as scheduled to be reduced pursuant to Section 2.04(b)(i)(A) or (B) on that scheduled reduction date.”
               (r) Mandatory Reduction of Commitments/Section 2.04(b)(i). On the terms and subject to the conditions of this Amendment, Section 2.04(b)(i) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(i) The Total Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to the maximum amount that would be required to be applied as a mandatory prepayment of the Swing Line Loans and the Revolving Loans and Cash Collateralize the Obligations pursuant to Section 2.06(c)(iii) or Section 2.06(c)(iv)(B) if the Effective Amount of such Loans was then equal to the amount of the Total Revolving Loan Commitment (but without regard to the actual usage of the Total Revolving Loan Commitment), such reduction to be effective on the date of the required prepayment. Upon written request of the Required Lenders to the Administrative Agent, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to the maximum amount that would be required to be applied as a mandatory prepayment of the Swing Line Loans and the Revolving Loans and Cash Collateralize the Obligations pursuant to Section 2.06(c)(iv)(A) or Section 2.06(c)(v) or Section 2.06(d) if the Effective Amount of such Loans was then equal to the amount of the Total Revolving Loan Commitment (but without regard to the actual usage of the Total Revolving Loan Commitment), such reduction to be effective on the Business Day following the Business Day on which the Administrative Agent receives such written request from the Required Lenders. In addition, the Total Revolving Loan Commitment shall be automatically and permanently reduced:
     (A) on December 31, 2009 by an amount equal to the greater of:

     (x) the excess, if any, of $25,000,000 over an amount equal to 50% of the aggregate amount of all mandatory reductions in the Total Revolving Loan Commitment effected after February 20, 2009 and on or prior to December 31, 2009 pursuant to the first sentence of this Section 2.04(b)(i) as a result of a sale or other disposition described in Section 2.06(c)(iii), and
     (y) zero, and
     (B) on December 31, 2010 by an amount equal to the greater of;
     (x) (I) the excess, if any, of $50,000,000 over an amount equal to 50% of the aggregate amount of all mandatory reductions in the Total Revolving Loan Commitment effected after December 31, 2009 and on or prior to December 31, 2010 pursuant to the first sentence of this Section 2.04(b)(i) as a result of a sale or other disposition described in Section 2.06(c)(iii) minus (II)  the excess, if any, of an amount equal to 50% of the aggregate amount of all mandatory reductions in the Total Revolving Loan Commitment effected after February 20, 2009 and on or prior to December 31, 2009 pursuant to the first sentence of this Section 2.04(b)(i) as a result of a sale or other disposition described in Section 2.06(c)(iii) over $25,000,000, and
          (y) zero.
          For the avoidance of doubt, after giving effect to all of the foregoing reductions, the Total Revolving Loan Commitment shall not exceed (a) $450,000,000.00 as of December 31, 2009, and (b) $400,000,000.00 as of December 31, 2010.”
               (s) Effect of Revolving Loan Commitment Adjustments/Section 2.04(c). On the terms and subject to the conditions of this Amendment, Section 2.04(c) of the Existing Credit Agreement is hereby amended by deleting “Section 2.04(a)” and substituting “Section 2.04” in lieu thereof.
               (t) Mandatory Prepayments/Section 2.06(c)(iii). On the terms and subject to the conditions of this Amendment, Section 2.06(c)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(iii) If, at any time after the Closing Date, any Loan Party sells or otherwise disposes of any assets (other than sales permitted under Section 5.02(c)(i)-(v)), the Borrowers shall, immediately after the completion of each sale or other disposition, prepay the Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to the Net Proceeds from any sale or disposition; provided that so long as the cash portion of the consideration for any such disposed assets is not less than 95% of all consideration for such disposed assets only the cash portion of such Net Proceeds at the time of sale will be counted for purposes of any prepayment required under this sentence and the remaining consideration shall be counted when received as cash; otherwise 100% of all Net Proceeds (cash and non-cash) shall be counted.”
               (u) Mandatory Prepayments/Section 2.06(c)(iv). On the terms and subject to the conditions of this Amendment, Section 2.06(c)(iv) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(iv) (A)  If, at any time after the Closing Date, any Loan Party issues or incurs any Indebtedness for borrowed money, including Indebtedness evidenced by notes, bonds, debentures or other similar instruments but excluding Permitted Indebtedness, the Borrowers shall, immediately after such issuance or incurrence, prepay the outstanding Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such Indebtedness.
          (B)  If, at any time after the Closing Date, any Loan Party issues or incurs any Indebtedness under Section 5.02(a)(x), including Indebtedness evidenced by notes, bonds, debentures or other similar instruments, the Borrowers shall, immediately after such issuance or incurrence, prepay the outstanding Obligations in the manner set forth in Section 2.06(d), in each case, in an aggregate principal amount equal to the greater of (x) one hundred percent (100%) of the Net Proceeds of such Indebtedness and (y) ninety eight percent (98%) of the principal amount of such Indebtedness.”
               (v) Mandatory Prepayments/Section 2.06(c)(vi). On the terms and subject to the conditions of this Amendment, Section 2.06(c)(vi) of the Existing Credit Agreement is hereby amended by deleting “calculation of the amount of such prepayment” and substituting “calculation of the amount of such prepayment (including a good faith estimate of amounts not fully known at such time (such as legal costs and expenses))” in lieu thereof.
               (w) ERISA Schedule 4.01(k). On the terms and subject to the conditions of this Amendment, Schedule 4.01(k) to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 4.01(k) attached hereto.
               (x) Indebtedness/Section 5.02(a).
                    (i) Rate Contracts. On the terms and subject to the conditions of this Amendment, Section 5.02(a)(iii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(iii) (A) Indebtedness of the Loan Parties under or in connection with each Rate Contract entered into from time to time with respect to the Loans; provided that (x) such Rate Contract is entered into in connection with bona fide hedging operations and not for speculation and (y) the aggregate notional principal amount under any such Rate Contract (when added to the notional amount of all such Rate Contracts) does not exceed the Effective Amount of the Total Revolving Loan Commitment as in effect at the time any transaction is consummated under any such Rate Contract and (B) Indebtedness of the Loan

Parties under or in connection with each Rate Contract entered into from time to time with respect to fuel risk; provided that such Rate Contract is entered into in connection with bona fide hedging operations and not for speculation;”
                    (ii) Purchase Money Indebtedness and Capital Leases. On the terms and subject to the conditions of this Amendment, Section 5.02(a)(vii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(vii) purchase money Indebtedness and Capital Lease obligations in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;”
                    (iii) Maritime Administration Financing Indebtedness. On the terms and subject to the conditions of this Amendment, Section 5.02(a)(ix) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(ix) Maritime Administration Financing Indebtedness and other additional Indebtedness (including Indebtedness of the Loan Parties under Lender Bank Products) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding (to the extent not permitted by any other clause of this Section 5.02(a)); and”
                    (iv) Additional Indebtedness Basket. On the terms and subject to the conditions of this Amendment, Section 5.02(a) of the Existing Credit Agreement is hereby amended by adding a new clause (x) thereto as follows:
     “(x) Indebtedness in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding as long as the following criteria are met with respect to such Indebtedness:
(A)  on the closing date for such Indebtedness the Borrower shall have repaid or Cash Collateralized the Obligations, as applicable, pursuant to Section 2.06(c)(iv)(B) and the Total Revolving Loan Commitment shall have been reduced in an equal amount pursuant to Section 2.04(b)(i);
(B) such Indebtedness shall have a maturity date that is at least six months later than the Maturity Date and such Indebtedness must be on a principal payment amortization schedule that provides for payments that are equal to or less than what would be provided for under a seven year straight line amortization in the first seven years;
(C) such Indebtedness shall only be secured by a lien on specific boats and barges the value of which (based on the greater of (i) net book value or (ii) fair market value) do not exceed 125% of the amount of the Indebtedness issued under this Section 5.02(a)(x) in the aggregate for all such Indebtedness. The Administrative Agent reserves the right, in its sole discretion, to either accept the Borrowers’ valuation or to obtain a desk-top appraisal from a qualified appraiser selected by the Administrative Agent in its sole discretion. If all other conditions set forth in this Section 5.02(a)(x) are satisfied (including the repayment or Cash Collateralization of the Obligations and reduction in the Total Revolving Loan Commitment required under Section 5.02(a)(x)(A) and the other conditions set forth in Sections 5.02(a)(x)(B), (C), (D) and (E)), the Administrative Agent and Security Trustee will release the Liens in favor of the Lenders on the specific boat(s) and barge(s) described above that secure the Indebtedness under this Section 5.02(a)(x);
(D) such Indebtedness shall not provide for any additional payment recourse for the lender of such Indebtedness other than enforcement of the Lien on the specific boat(s) and barge(s) securing such Indebtedness as described above; and
(E) such Indebtedness shall be under terms and conditions, beyond the qualifications listed above, and evidenced by documentation that, in each case, are satisfactory to the Administrative Agent in its sole discretion.”
          (y) Liens. On the terms and subject to the conditions of this Amendment, Section 5.02(b) of the Existing Credit Agreement is hereby amended by adding new clauses (xix) and (xx) thereto as follows:
     “(xix) Liens on specific boat(s) and barge(s) to the extent permitted by Section 5.02(a)(x);
     (xx) Liens on cash collateral securing Rate Contracts permitted under Section 5.02(a)(iii)(B); provided that the aggregate amount of such cash collateral shall not exceed $7,500,000 at any time outstanding;”
          (z) Asset Dispositions/Section 5.02(c)(i). On the terms and subject to the conditions of this Amendment, Section 5.02(c)(i) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(i) (x) Sales, leases or other dispositions by the Loan Parties of inventory in the ordinary course of business (excluding sales of inventory by any Loan Party, directly or indirectly, to another Loan Party), (y) asset transfers and other dispositions pursuant to any Investment permitted by Section 5.02(e) and (z) sales by Jeffboat of barges and other equipment in a Jeffboat Sale and Leaseback Transaction or other sale and leaseback transactions of new or used barges and other assets, property, or equipment by a Loan Party in the ordinary course of business so long as the fair market value of the assets disposed in such transactions under this subclause (z) does not exceed $15,000,000 in the aggregate per calendar year; provided that if any amount of such allowance for the calendar year ended as of December 31, 2009 is not used in such calendar year, then such allowance for the calendar year ended December 31, 2010 shall be increased by such unused amount up to $5,000,000;”

               (aa) Asset Dispositions/Section 5.02(c)(v). On the terms and subject to the conditions of this Amendment, Section 5.02(c)(v) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(v) Additional sales or other dispositions of assets or property by the Loan Parties not to exceed $10,000,000 of assets valued at fair market value in the aggregate per calendar year; and”
               (bb) Asset Dispositions/Section 5.02(c)(vi). On the terms and subject to the conditions of this Amendment, Section 5.02(c) of the Existing Credit Agreement is hereby amended by adding a new clause (vi) thereto as follows:
     “(vi) Additional sales or other dispositions of assets or property by the Loan Parties in an amount not less than the fair market value of such asset or property that is paid at least ninety-five percent (95%) in cash at closing so long as on the closing date for such sale or other disposition the Borrowers shall have repaid or Cash Collateralized the Obligations, as applicable, pursuant to Section 2.06(c)(iii) and the Total Revolving Loan Commitment shall have been reduced in an equal amount pursuant to Section 2.04(b)(i).”
               (cc) Acquisitions/Section 5.02(d)(ii). On the terms and subject to the conditions of this Amendment, Section 5.02(d)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
               “(ii) Permitted Acquisitions.”
               (dd) Clarification – Formation of New Subsidiaries. The parties hereto understand and agree that Section 5.02(d) of the Credit Agreement does not prevent the creation or formation of a new Subsidiary (as opposed to the acquisition of another Person as a new Subsidiary).
               (ee) Investments/Section 5.02(e)(v). On the terms and subject to the conditions of this Amendment, clauses (v), (vi), (vii) and (viii) of Section 5.02(e) of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:
     “(v) (A) existing Investments in existing Joint Ventures made on or before December 31, 2008 in compliance with Section 5.02(e)(v) of this Agreement as in effect on December 31, 2008 and described on Schedule 5.02(e)(v) attached hereto are permitted to continue to exist and (B) additional Investments in such existing Joint Ventures made after December 31, 2008 under this clause (v) not to exceed $1,000,000 in the aggregate during the term of this Agreement;
     (vi) Loans and advances to employees in the ordinary course of business and in accordance with past practices not to exceed $200,000 in the aggregate at any one time;

     (vii) Investments by Parent in treasury Equity Securities of Parent existing on February 20, 2009 (including any distributions or recapitalizations with respect thereto); and
     (viii) Additional Investments not to exceed $5,000,000 in the aggregate at any one time (to the extent not permitted any other clause of this Section 5.02(e)); provided that no Investments under this Section 5.02(e)(vii) may be used to acquire any Person as a new Subsidiary or all or substantially all of the assets of any Person or identifiable business unit or division of any other Person.”
               (ff) Distributions/Section 5.02(f)(iv). On the terms and subject to the conditions of this Amendment, Section 5.02(f)(iv) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
               “(iv) Intentionally Omitted.”
               (gg) Clarification — Distributions. The Borrowers understand and agree that, notwithstanding anything to the contrary in the Credit Documents, from and after the Amendment Effective Date, no Loan Party shall repurchase any Equity Securities or otherwise make any Distribution in connection with the August 2007 Permitted Stock Purchase Program.
               (hh) Certain Amendments. On the terms and subject to the conditions of this Amendment, Section 5.02(m) of the Existing Credit Agreement is hereby amended by adding a new sentence at the end thereof as follows:
          “No Loan Party shall amend, modify, supplement or replace any document evidencing any Indebtedness permitted by Section 5.02(a)(x) or any document executed and delivered in connection therewith (except as required thereby in a manner that does not change the substantive terms thereof), in each case, after any such document has been approved by the Administrative Agent as contemplated by Section 5.02(a)(x) except to cure any ambiguity or defect or with respect to non-economic terms acceptable, in each case, to the Administrative Agent in its sole discretion.”
               (ii) Joint Ventures/Section 5.02(o). On the terms and subject to the conditions of this Amendment, Section 5.02(o) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(o) Joint Ventures. No Loan Party shall enter into or maintain any interest in any Joint Venture; provided, however, that the Borrowers may enter into and maintain an interest in existing Joint Ventures to the extent permitted under Section 5.02(e)(v).”
               (jj) Total Leverage Ratio. On the terms and subject to the conditions of this Amendment, Section 5.03(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

     “(a) Total Leverage Ratio. The Borrowers shall not permit the Total Leverage Ratio to be greater than (i) 3.50 to 1.00 at any time from January 1, 2009 through March 31, 2010, (ii) 3.35 to 1.00 at any time from April 1, 2010 through June 30, 2010, (iii) 3.25 to 1.00 at any time from July 1, 2010 through September 30, 2010 or (iv) 3.00 to 1.00 at any time from and after October 1, 2010.”
               (kk) Fixed Charge Coverage Ratio. On the terms and subject to the conditions of this Amendment, Section 5.03(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(b) Fixed Charge Coverage Ratio. The Borrowers shall not permit the Fixed Charge Coverage Ratio to be less than (i) 1.50 to 1.00 as at the end of any fiscal quarter from March 31, 2009 through June 30, 2010 or (ii) 1.40 to 1.00 as at the end of any fiscal quarter from and after September 30, 2010.”
               For the avoidance of doubt, compliance with Sections 5.03(a) and 5.03(b) of the Credit Agreement for periods prior to the Amendment Effective Date shall be determined in accordance with the Existing Credit Agreement as in effect prior to the Amendment Effective Date.
               (ll) Minimum Net Worth. On the terms and subject to the conditions of this Amendment, Section 5.03(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(c) Minimum Net Worth. The Borrowers shall not permit Net Worth as of the last day of any fiscal quarter (such date to be referred to herein as a “Determination Date”) which occurs after March 31, 2009 to be less on such Determination Date than the sum of the following:
     (A) $135,806,000; plus
     (B) Fifty percent (50%) of the cumulative sum of the Loan Parties’ annual consolidated Net Income for each fiscal quarter of the Borrowers ending after December 31, 2008 (excluding any quarter in which net income is negative); plus
     (C) Seventy percent (70%) of the Net Proceeds from the issuance of Equity Securities by Parent or any other Loan Party the proceeds of which are received from a Person that is not a Loan Party from and after December 31, 2008.”
     For the avoidance of doubt, compliance with Section 5.03(c) of the Credit Agreement for any fiscal quarter ending prior to March 31, 2009 shall be determined in accordance with the Existing Credit Agreement as in effect prior to the Amendment Effective Date.

               (mm) Maximum Capital Expenditures. On the terms and subject to the conditions of this Amendment, Section 5.03 of the Existing Credit Agreement is hereby amended by adding a new clause (d) thereto as follows:
     “(d) Maximum Capital Expenditures. The Borrowers shall not permit the aggregate amount of Capital Expenditures made by the Loan Parties in any four consecutive fiscal quarter period to exceed the amount set forth below opposite the applicable period:

Four Consecutive Fiscal Quarter Period Ending	Maximum Capital Expenditures
March 31, 2009	$120,000,000
June 30, 2009	$120,000,000
September 30, 2009	$105,000,000
December 31, 2009	$70,000,000
March 31, 2010	$95,000,000
June 30, 2010	$95,000,000
September 30, 2010	$95,000,000
December 31, 2010 and thereafter	$70,000,000
provided that (i) Capital Expenditures permitted for the four consecutive fiscal quarter period ended as of December 31, 2009 may, to the extent not expended in such four consecutive fiscal quarter period ended as of December 31, 2009, be carried over and expended in fiscal year 2010 not to exceed $10,000,000 in the aggregate (which carry-over amount shall be added in each fiscal quarter of 2010 (for example, if the full $10,000,000 amount were carried over to fiscal year 2010, then each $95,000,000 amount in the chart above for the first three quarters of 2010 would be increased to $105,000,000, and the $70,000,000 amount for the four consecutive fiscal quarter period ended as of December 31, 2010 would be increased to $80,000,000)) and (ii) from and after the relevant sale described below, Capital Expenditures expended in a fiscal quarter to construct a Capital Asset shall be excluded from the calculation of Capital Expenditures for each four consecutive fiscal quarter period that includes such fiscal quarter to the extent such Capital Asset is sold in a transaction permitted under clause (z) of Section 5.02(c)(i) with Net Proceeds in cash in an amount equal to or greater than such Capital Expenditures within 6 months after the construction of such Capital Asset is completed.”
               (nn) Waivers; Amendments. On the terms and subject to the conditions of this Amendment, (i) Section 8.04(a) of the Existing Credit Agreement is hereby amended by deleting “(other than pursuant to Section 2.01(b))”, (ii) Section 8.04(a) of the Existing Credit Agreement is hereby further amended by deleting “(vi) amend this Section 8.04 or Section 2.10” and substituting “(vi) amend this Section 8.04 or Section 2.10 or amend, waive or modify Section 5.02(f), Section 5.02(d) or the definition of Permitted Acquisition” in lieu thereof, and (iii) Section 8.04(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

     “(b) Any amendment, waiver or consent which releases any substantial part of the Collateral must be in writing and signed or approved in writing by all Lenders (or the Administrative Agent on behalf of all of the Lenders with the written approval of all of the Lenders), except that (i) any release pursuant to Section 5.02(a)(x) in connection with Indebtedness permitted by Section 5.02(a)(x) shall not require the approval of any Lenders, (ii) any release in connection with a sale or other disposition of Collateral authorized by Section 5.02(c) shall not require the approval of any Lenders and (iii) any amendment, waiver or consent which modifies the terms of Section 5.02(a)(x) or Section 5.02(c) (including any modification relating to the prepayment of proceeds from any such or incurrence of Indebtedness or any such sale or other disposition, as applicable) shall require the consent of the Required Lenders (or the Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders);”
               (oo) Collateral Matters. On the terms and subject to the conditions of this Amendment, clause (ii) of Section 7.07(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(ii) (A) constituting specific boats or barges of the Loan Parties securing Indebtedness incurred pursuant to Section 5.02(a)(x) to the extent such Indebtedness and security are permitted by Section 5.02(a)(x) or (B) constituting property of the Loan Parties which is sold, transferred or otherwise disposed of in connection with any transaction not prohibited by this Agreement or the Credit Documents (including Section 5.02(c));”
               (pp) Security Interest. On the terms and subject to the conditions of this Amendment, Section 8.06(b) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
     “(b) Security Interest. As security for the Obligations, the Borrowers hereby grant to the Administrative Agent, the Security Trustee and each Lender, for the benefit of the Administrative Agent, the Security Trustee and the Lenders, a continuing security interest in any and all deposit accounts or moneys of a Borrower now or hereafter maintained with such Lender; provided that the Lien in favor of a Lender in cash collateral permitted by Section 5.02(b)(xx) with respect to the Rate Contract obligations owing to such Lender that are secured by such cash collateral shall be prior to the Lien granted herein to the extent such Lender has a perfected Lien in such cash collateral. Each Lender shall have all of the rights of a secured party with respect to such security interest.”
               (qq) Existing Joint Venture Investments. On the terms and subject to the conditions of this Amendment, a new Schedule 5.02(e)(v) is hereby added to the Existing Credit Agreement in the form attached hereto as Schedule 5.02(e)(v).

               (rr) Compliance Certificate. On the terms and subject to the conditions of this Amendment, Exhibit J (Compliance Certificate) to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit J attached hereto.
          3. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of the provisions of Section 2 of this Amendment is conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Amendment Effective Date”):
               (a) The Administrative Agent shall have received, on behalf of the Lenders, this Amendment, duly executed and delivered by the Borrowers, the Administrative Agent, all of the Lenders and the Guarantors.
               (b) The Administrative Agent shall have received, on behalf of the Lenders: (i) an amendment to each Real Property Security Document in form and substance satisfactory to the Administrative Agent and (ii) such endorsements as the Administrative Agent may require in connection with each existing title policy (or in lieu of such endorsements, an agreement from the title company to issue such endorsements promptly after the Amendment Effective Date).
               (c) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower and Guarantor, dated as of the Amendment Effective Date, certifying (A) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors of such Borrower or Guarantor and continuing in effect, which authorize the execution, delivery and performance by such Borrower or Guarantor of this Amendment and the Amended Credit Agreement (as defined below) and the consummation of the transactions contemplated hereby and thereby and (B) the incumbency, signatures and authority of the officers of such Borrower or Guarantor authorized to execute, deliver and perform this Amendment and all other documents, instruments or agreements related hereto executed or to be executed by such Borrower or Guarantor;
               (d) The Administrative Agent shall have received a certificate of a Responsible Officer of each Borrower, dated as of the Amendment Effective Date, certifying (A) that the representations and warranties set forth in this Amendment are true and correct in all material respects as of the Amendment Effective Date (except for such representations and warranties made as of a specified date, which shall be true as of such date), (B) that no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date and (C) that there are no proceedings for the dissolution or liquidation of any Borrower or any Guarantor;
               (e) The Administrative Agent shall have received legal opinions in form and substance and from counsel satisfactory to the Administrative Agent with respect to the this Amendment and related matters.
               (f) The Administrative Agent shall have received any and all fees payable to the Administrative Agent and the Lenders as of the Amendment Effective Date.

               (g) The representations and warranties set forth in this Amendment shall be true and correct as of the Amendment Effective Date.
          4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment and to amend the Existing Credit Agreement in the manner provided in this Amendment, the Borrowers represent and warrant to the Administrative Agent and each Lender as follows:
               (a) Authorization of Agreements. The execution and delivery of this Amendment by the Borrowers and the Guarantors and the performance by the Borrowers of the Existing Credit Agreement as amended by this Amendment (hereafter referred to as the “Amended Credit Agreement”) (i) are within the power of the Borrowers and the Guarantors and (ii) have been duly authorized by all necessary actions on the part of the Borrowers and the Guarantors.
               (b) Enforceability. Each of this Amendment and the Amended Credit Agreement has been duly executed and delivered by the Borrowers and the Amendment has been duly executed and delivered by the Guarantors and, in each case, constitutes a legal, valid and binding obligation of the Borrowers and the Guarantors (as applicable), enforceable against the Borrowers and the Guarantors (as applicable) in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
               (c) Non-Contravention. The execution and delivery by the Borrowers and the Guarantors of this Amendment and the performance by the Guarantors of this Amendment and the performance by the Borrowers of each of this Amendment and the Amended Credit Agreement do not (i) violate any Requirement of Law applicable to any Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of any Loan Party where such violation, breach or acceleration could result in a Material Adverse Effect; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of any Loan Party (except for Permitted Liens) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject, where such breach could result in a Material Adverse Effect.
               (d) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrowers or the Guarantors of this Amendment.
               (e) Representations and Warranties in the Credit Agreement. The Borrowers confirm that as of the Amendment Effective Date and after giving effect to this Amendment, (i) the representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and (ii) no Default or Event of Default has occurred and is continuing.
          5. Miscellaneous.
               (a) Reference to and Effect on the Existing Credit Agreement and the other Credit Documents.
                    (i) Except as specifically amended by this Amendment and the documents executed and delivered in connection herewith, the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrowers in all respects. In addition, each of the Borrowers hereby confirms that the Liens granted by such Borrower in favor of the Administrative Agent, on behalf of itself and the Lenders, and in favor of the Security Trustee, on behalf of itself and the Lenders, in each of the Security Documents that such Borrower is a party to, secure and continue to secure the Secured Obligations (as defined in each of the Security Agreement and the Intellectual Property Security Agreement) of such Borrower and the Obligations (as defined in each other Security Document) of such Borrower. The Existing Credit Agreement (as amended by this Amendment) and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrowers, the Lenders, the Administrative Agent and the Security Trustee and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof and thereof including, except to the extent expressly set forth therein, the commitment letter dated as of March 28, 2007 between Parent and the Administrative Agent but excluding the Administrative Agent’s Fee Letter.
                    (ii) The execution and delivery of this Amendment and performance of the Amended Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under, the Existing Credit Agreement or any of the other Credit Documents.
                    (iii) Upon the conditions precedent set forth herein being satisfied, this Amendment shall be construed as one with the Existing Credit Agreement, and the Existing Credit Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.
                    (iv) If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement or any other Credit Document, the terms and provisions of this Amendment shall govern.
               (b) Expenses. The Borrowers acknowledge that all costs and expenses of the Administrative Agent incurred in connection with this Amendment will be paid by the Borrowers in accordance with Section 8.02 of the Existing Credit Agreement.
               (c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

               (d) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier (or by email of a PDF or similar electronic image file) of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
               (e) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.
               6. Credit Documents. This Amendment is a Credit Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Credit Documents are applicable hereto and incorporated herein by this reference.
[This Space Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AMERICAN COMMERCIAL LINES LLC,
a Delaware limited liability company

By:
Name:
Title:

JEFFBOAT LLC,
a Delaware limited liability company

By:
Name:
Title:

ACL TRANSPORTATION SERVICES LLC,
a Delaware limited liability company (formerly known
as Louisiana Dock Company LLC)

By:
Name:
Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent,
Security Trustee, L/C Issuer, Swing Line Lender
and a Lender

By:
Name:	James M. Stehlik
Title:	Vice President
[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

BANK OF AMERICA, N.A.
(for itself and as successor by merger to LaSalle
Bank National Association)

By:
Name:
Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

BRANCH BANKING AND TRUST COMPANY

By:
Name:
Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

FIFTH THIRD BANK

By:
Name:
Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

FORTIS BANK SA/NV, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

NATIONAL CITY BANK

By:
Name:
Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

OLD NATIONAL BANK

By:

Name:

Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

PNC BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

RBS CITIZENS, N.A.

By:

Name:

Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

STOCK YARDS BANK & TRUST COMPANY

By:

Name:

Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

SUNTRUST BANK

By:

Name:

Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

WACHOVIA BANK, N.A.

By:

Name:

Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

Each of the undersigned hereby acknowledges and consents to the foregoing Amendment and confirms and agrees that the Guaranty executed by it (including via joinder or supplement) in connection with the Credit Agreement remains in full force and effect in accordance with its terms and is hereby reaffirmed and ratified by each of the undersigned, and each of the undersigned hereby confirms that the representations and warranties contained in each such Guaranty (including any incorporated by reference to the Credit Agreement) are (before and after giving effect to this Amendment) true and correct in all material respects. In addition, each of the undersigned Guarantors hereby confirms that the Liens granted by such Guarantor in favor of the Administrative Agent, on behalf of itself and the Lenders, and in favor of the Security Trustee, on behalf of itself and the Lenders, in each of the Security Documents that such Guarantor is a party to, secure and continue to secure the Secured Obligations (as defined in each of the Security Agreement and the Intellectual Property Security Agreement) of such Guarantor and the Obligations (as defined in each other Security Document) of such Guarantor.

AMERICAN COMMERCIAL LINES INC., a Delaware corporation
By:
Name:
Title:

COMMERCIAL BARGE LINE COMPANY, a Delaware corporation
By:
Name:
Title:

AMERICAN COMMERCIAL BARGE LINE LLC, a Delaware corporation
By:
Name:
Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

ACL FINANCE CORP., a Delaware corporation
By:
Name:
Title:

ACL PROFESSIONAL SERVICES INC., a Delaware corporation
By:
Name:
Title:

ELLIOTT BAY DESIGN GROUP LLC, a Delaware limited liability company
By:
Name:
Title:

SUMMIT CONTRACTING, LLC, an Indiana limited liability company
By:
Name:
Title:

SUMMIT CIVIL SERVICES, LLC, an Indiana limited liability company
By:
Name:
Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

SUMMIT ENVIRONMENTAL SERVICES, LLC, an Indiana limited liability company
By:
Name:
Title:

[Signature Page to Amendment No. 6 to Credit Agreement — ACL]

The following is a brief description of the schedules and exhibits omitted from this Amendment. The Company will supplementally provide the Securities and Exchange Commission with any omitted schedule or exhibit upon request.
SCHEDULES

SCHEDULE I -	THE LENDERS
SCHEDULE 4.01(K) -	MULTIEMPLOYER PLANS
SCHEDULE 5.02(E)(IV) -	EXISTING JOINT VENTURE INVESTMENTS
EXHIBITS

EXHIBIT J	COMPLIANCE CERTIFICATE